Exhibit 10(a)

Special GE Capital Employee Retention Arrangement
Amendment To The GE Supplementary Pension Plan
In order to implement a special employee retention arrangement for eligible participants who are employees of a GE Capital business as described below, the GE Supplementary Pension Plan (the "Plan") shall be amended as follows.
1.  Part I, Section V of the Plan (applicable to Special Benefit Protection for Supplementary Pension Annuity Benefits) shall be amended by adding a new paragraph (e) thereto to read as set forth below:
"(e)   In the event General Electric Company announces its intention to dispose of a predominant share of the businesses of General Electric Capital Corporation and its subsidiaries, Employees of any such GE Capital operations to be disposed of or discontinued in connection with such action will be eligible for Special Benefit Protection treatment as described in this Section V by meeting the conditions for such treatment set forth in this Section V, except that they will only be required to have completed at least 10 years (instead of 25 years) of Pension Qualification Service as of their termination because of a Plant Closing, transfer to Successor Employer or layoff after one year on protected service.  This paragraph (e) shall not apply to an Employee who terminates Service for any other reason, or is assigned to (or offered employment with) any continuing operation of the Company or any Affiliate (including a continuing GE Capital operation).  This paragraph (e) also shall not apply unless the Employee executes a release of liability and claims on such terms and in such manner as the Company may require in its absolute discretion.  Notwithstanding the foregoing, the Pension Board may in its absolute discretion prescribe such additional conditions and other rules as it deems necessary or advisable in applying this paragraph (e), including the designation of groups of employees who shall and shall not be eligible for this Special Benefit Protection treatment."
2. Part II, Section XVIII of the Plan (applicable to Special Benefit Protection for Executive Retirement Installment Benefits) shall be amended by adding a new paragraph (c) thereto to read as set forth below:
"(c)   In the event General Electric Company announces its intention to dispose of a predominant share of the businesses of General Electric Capital Corporation and its subsidiaries, Employees of any such GE Capital operations to be disposed of or discontinued in connection with such action will be eligible for Special Benefit Protection treatment as described in this Section XVIII by meeting the conditions for such treatment set forth in this Section XVIII, except that they will only be required to have completed at least 10 years (instead of 25 years) of Pension Qualification Service as of their termination because of a Plant Closing, transfer to Successor Employer or layoff after one year on protected service.  This paragraph (c) shall not apply to an Employee who terminates Service for any other reason, or is assigned to (or offered employment with) any continuing operation of the Company or any Affiliate (including a continuing GE Capital operation).  This paragraph (c) also shall not apply unless the Employee executes a release of liability and claims on such terms and in such manner as the Company may require in its absolute discretion.  Notwithstanding the foregoing, the Pension Board may in its absolute discretion prescribe such additional conditions and other rules as it deems necessary or advisable in applying this paragraph (c), including the designation of groups of employees who shall and shall not be eligible for this Special Benefit Protection treatment."
The above amendments are intended to serve as a special retention arrangement in connection with General Electric Company's announcement to dispose of a predominant share of the businesses of General Electric Capital Corporation and its subsidiaries.  The above amendments shall not apply to any employee who terminates service prior to such an announcement or is on protected service at the time of such announcement, except as otherwise provided by the Pension Board in its absolute discretion.  The above amendments shall also not apply to any other benefit plan or arrangement other than the GE Supplementary Pension Plan.